UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 22, 2004

BANK ONE AUTO SECURITIZATION TRUST 2003-1

(Exact name of registrant as specified in its charter)

Delaware	333-107580	Not Available
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

C/O Wilmington Trust Company Rodney Square North, 1100 North Market Street, Wilmington, Delaware	19890-1600

(Address of principal executive offices)	(Zip Code)

(302) 282-1039
Registrant’s telephone number, including area code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 5.	Other Events

This Current Report on Form 8-K is being filed to file a copy of the Monthly Statement dated March 18, 2004, furnished to JPMorgan Chase Bank, as paying agent, by Bank One, National Association as servicer on behalf of the Bank One Auto Securitization Trust 2003-1 (the “Trust”), to be distributed to the Noteholders and Certificateholders, pursuant to the Sale and Servicing Agreement dated as of August 29, 2003, among the Trust, Bank One Auto Securitization LLC, the Servicer, and JPMorgan Chase Bank.

Item 7.	Financial Statements and Exhibits.

The following exhibits are filed as a part of this report:

Exhibit	Description

No. 20	Monthly Statement to Noteholders and Certificateholders dated March 18, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK ONE, NATIONAL ASSOCIATION, not in its individual capacity but solely as Servicer on behalf of the Trust

By:	/s/ Randy J. Redcay

	Name:	Randy J. Redcay
	Title:	First Vice President

Date: March 22, 2004